UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1339 Moffett Park Drive Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

(408) 752-0723

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On May 27, 2004, RAE Systems Inc. (the “Company”) invested $9 million in cash for a 64% interest in Ke Li Heng (“KLH”), a manufacturer of security, environmental and personal safety monitors in China. The Company’s investment constitutes majority control of a newly created subsidiary named RAE KLH Technologies (Beijing) Company.

Item 7. Exhibits

(a) Financial Statements of Businesses Acquired.

The audited financial statements for KLH for the years ended December 31, 2003 and 2002 are contained herein. For additional information please refer to Exhibit 99.1.

(b) Pro Forma Financial Information.

The unaudited pro forma financial statements for the combined RAE Systems Inc. and KLH as of March 31, 2004 and for the year ended December 31, 2003 and for the three months ended March 31, 2004 are contained herein. For additional information, please refer to Exhibit 99.1.

(c) Exhibits.

99.1	Audited financial statements and notes to financial statements for KLH for the years ended December 31, 2003 and 2002, and unaudited pro forma financial statements for the combined RAE Systems Inc. and KLH as of March 31, 2004 and for the year ended December 31, 2003 and for the three months ended March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

	By:	/s/ Joseph Ng
Date: August 9, 2004		Joseph Ng
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION
99.1	Audited financial statements and notes to financial statements for KLH for the years ended December 31, 2003 and 2002, and unaudited pro forma financial statements for the combined RAE Systems Inc. and KLH as of March 31, 2004 and for the year ended December 31, 2003 and for the three months ended March 31, 2004.